Exhibit 99.1

SPX Reports Third Quarter 2019 Results

Q3 GAAP EPS of $0.47; Adjusted EPS* of $0.60
Strong Performance in HVAC and Detection & Measurement Segments
Increasing Midpoint of 2019 Adjusted EPS* Guidance Range

CHARLOTTE, N.C., October 30, 2019 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended September 28, 2019.

Gene Lowe, President and CEO, commented, “I am very pleased with our third quarter results, which reflect strong performances in our HVAC and Detection & Measurement segments. Based on our year-to-date results and visibility into Q4, we are raising the lower end of our guidance for Adjusted EPS to a new range of $2.65-$2.72, up from the prior range of $2.60-$2.72.”

Mr. Lowe continued, “As we look forward, we continue to feel good about the performance trajectory of our company and our opportunities for growth. With our strong balance sheet, we also remain well-positioned to deploy capital to drive shareholder value, including for highly strategic acquisitions, where we remain active.”

Third Quarter 2019 Overview:

For Q3 2019, the company reported revenue of $364.8 million and operating income of $27.6 million, compared with $362.5 million and $13.4 million, respectively, in Q3 2018. Net earnings per share from continuing operations were $0.47 in Q3 2019, compared with $0.15 for Q3 2018.

SPX’s adjusted revenue* was $358.8 million and adjusted operating income* was $37.1 million for Q3 2019, compared with $341.1 million and $27.1 million, respectively, in Q3 2018. Adjusted earnings per share* for Q3 2019 were $0.60, compared with $0.39 for Q3 2018.
GAAP Results:

($ millions)	Q3 2019	Q3 2018	2019 YTD	2018 YTD
Revenue	$364.8	$362.5	$1,080.8	$1,093.6
Segment Income	42.9	29.6	105.1	107.6
Operating Income	27.6	13.4	56.9	55.4
Adjusted Results:

($ millions)	Q3 2019	Q3 2018	2019 YTD	2018 YTD
Adjusted Revenue*	$358.8	$341.1	$1,081.9	$1,011.9
Adjusted Segment Income*	50.6	41.8	151.6	131.2
Adjusted Operating Income*	37.1	27.1	109.7	85.8
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q3 2019 was $140.1 million, compared with $132.0 million in Q3 2018, an increase of 6.1%, including a 2.5% increase from an acquisition and a 0.6% decrease from currency fluctuations. Organic revenue* increased 4.2%, due primarily to higher sales of heating products.

Segment income was $22.2 million in Q3 2019. Adjusted segment income*, which excludes $0.1 million of intangible amortization expense, was $22.3 million, or 15.9% of revenue. This compares with segment income of $15.6 million and adjusted segment income* of $15.7 million, or 11.9% of revenue, in Q3 2018. The 400 basis point increase in margin was primarily due to operating leverage on increased revenue, a more profitable sales mix and operational improvements.

Detection & Measurement

Revenue for Q3 2019 was $97.6 million, compared with $84.3 million in Q3 2018, an increase of 15.8%, including a 6.6% increase from acquisitions and a 1.0% decrease from currency fluctuations. Organic revenue* increased 10.2%, largely reflecting strong project-related sales of communication technologies products.

Segment income was $20.5 million in Q3 2019. Adjusted segment income*, which excludes $1.9 million of intangible amortization expense, was $22.4 million, or 23.0% of revenue. This compares with segment income of $15.5 million and adjusted segment income* of $19.6 million, or 23.3% of revenue, in Q3 2018. The 30 basis point decrease in margin was primarily due to sales mix.

Engineered Solutions

Revenue in Q3 2019 was $121.1 million, compared with $124.8 million in Q3 2018, a decrease of 3.0%. The revenue decline was driven by lower volumes in our process cooling business.

Segment income in Q3 2019 was $5.9 million, or 4.9% of revenue, compared with segment income of $6.5 million, or 5.2% of revenues, in Q3 2018. The decrease in margin was driven by the lower volumes in our process cooling business noted above.

All Other

All Other, which includes the South African and Heat Transfer operations, had revenue of $6.0 million in Q3 2019, compared with $21.4 million in Q3 2018. The decrease was due primarily to lower organic revenue associated with the process of winding-down both operations.

All Other incurred a loss in Q3 2019 of $5.7 million, compared with a loss of $8.0 million in Q3 2018. The smaller loss was due primarily to the wind-down activities noted above.

Financial Update:

As of September 28, 2019, SPX had total outstanding debt of $382.9 million and total cash of $49.3 million. During Q3 2019, SPX generated net operating cash from continuing operations of $45.3 million, including $7.3 million of cash inflows associated with the South African projects. Net leverage, as calculated under the company’s bank credit agreement, was 1.6x at the end of Q3 2019, including short-term financing related to acquisitions.

Updating 2019 Adjusted EPS* Guidance:

SPX continues to expect 2019 adjusted revenue* of approximately $1.50 billion, adjusted segment income margin* of approximately 15.0% and adjusted operating income margin* of approximately 11%. Adjusted earnings per share* is now expected to be in a range of $2.65 to $2.72, an increase from the previous guidance range of $2.60 to $2.72.

Segment performance, on a year-over-year basis, is expected to be as follows (unchanged):

	Revenue	Segment Income Margin %
HVAC	In a range of $576-586 million	15.5-16%, or 25 basis points increase at midpoint vs. 2018
Detection & Measurement	In a range of $390-400 million	23-24% (ex-amortization)
Engineered Solutions	In a range of $530-540 million	Approximately 8%, or 150 basis points increase vs. 2018

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results and guidance that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the All Other category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, at such time as they meet the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 28, 2019 with the Securities and Exchange Commission on or before November 7, 2019. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss third quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 6886828

A replay of the call will be available by telephone through Wednesday, November 6th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 6886828

Upcoming Investor Events:  Company management plans to be on the road during the fourth quarter of 2019 meeting with investors, including presenting at the Baird Industrials Conference on November 6th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual revenue in 2018 and approximately 4,000 employees in about 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, the results of our Heat Transfer business, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Revenues	$364.8	$362.5	$1,080.8	$1,093.6
Costs and expenses:
Cost of products sold	258.6	274.8	783.2	818.1
Selling, general and administrative	74.6	71.6	229.5	212.8
Intangible amortization	2.0	1.7	6.0	2.7
Special charges, net	2.0	1.0	3.4	4.6
Other operating expenses	—	—	1.8	—
Operating income	27.6	13.4	56.9	55.4

Other income, net	1.0	0.7	10.1	3.9
Interest expense	(5.0)	(5.9)	(15.6)	(15.3)
Interest income	0.4	0.3	1.3	1.1
Income from continuing operations before income taxes	24.0	8.5	52.7	45.1
Income tax provision	(2.8)	(1.7)	(11.5)	(6.2)
Income from continuing operations	21.2	6.8	41.2	38.9

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	0.3	(0.2)	(1.3)	3.1
Gain (loss) from discontinued operations, net of tax	0.3	(0.2)	(1.3)	3.1

Net income	$21.5	$6.6	$39.9	$42.0

Basic income per share of common stock:
Income from continuing operations	$0.48	$0.16	$0.94	$0.91
Income (loss) from discontinued operations	0.01	(0.01)	(0.03)	0.07
Net income per share	$0.49	$0.15	$0.91	$0.98

Weighted-average number of common shares outstanding — basic	44.072	43.080	43.870	42.948

Diluted income per share of common stock:
Income from continuing operations	$0.47	$0.15	$0.92	$0.87
Income (loss) from discontinued operations	0.01	—	(0.03)	0.07
Net income per share	$0.48	$0.15	$0.89	$0.94

Weighted-average number of common shares outstanding — diluted	45.176	44.904	44.861	44.648

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 28, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$49.3	$68.8
Accounts receivable, net	246.4	269.1
Contract assets	68.9	91.2
Inventories, net	157.7	128.8
Other current assets (includes income taxes receivable of $18.0 and $18.9 at September 28, 2019 and December 31, 2018, respectively)	40.8	40.5
Total current assets	563.1	598.4
Property, plant and equipment:
Land	18.7	19.4
Buildings and leasehold improvements	119.8	125.2
Machinery and equipment	337.9	334.1
	476.4	478.7
Accumulated depreciation	(298.9)	(294.5)
Property, plant and equipment, net	177.5	184.2
Goodwill	429.4	394.4
Intangibles, net	230.9	198.4
Other assets	641.7	657.7
Deferred income taxes	19.8	24.4
TOTAL ASSETS	$2,062.4	$2,057.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$132.5	$153.6
Contract liabilities	85.6	79.5
Accrued expenses	188.2	183.7
Income taxes payable	1.4	3.5
Short-term debt	40.6	31.9
Current maturities of long-term debt	18.5	18.0
Total current liabilities	466.8	470.2

Long-term debt	323.8	331.9
Deferred and other income taxes	32.4	23.2
Other long-term liabilities	778.1	817.3
Total long-term liabilities	1,134.3	1,172.4

Equity:
Common stock	0.5	0.5
Paid-in capital	1,291.2	1,295.4
Retained deficit	(610.2)	(650.1)
Accumulated other comprehensive income	239.9	244.9
Common stock in treasury	(460.1)	(475.8)
Total equity	461.3	414.9
TOTAL LIABILITIES AND EQUITY	$2,062.4	$2,057.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE AND OTHER OPERATING SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 28, 2019	September 29, 2018	Δ	%/bps	September 28, 2019	September 29, 2018	Δ	%/bps
HVAC reportable segment

Revenues	$140.1	$132.0	$8.1	6.1%	$399.4	$399.4	$—	—%
Gross profit	45.0	37.8	7.2		127.5	121.0	6.5
Selling, general and administrative expense	22.7	22.1	0.6		69.9	68.0	1.9
Intangible amortization expense	0.1	0.1	—		0.3	0.3	—
Income	$22.2	$15.6	$6.6	42.3%	$57.3	$52.7	$4.6	8.7%
as a percent of revenues	15.8%	11.8%		400 bps	14.3%	13.2%		110 bps

Detection & Measurement reportable segment

Revenues	$97.6	$84.3	$13.3	15.8%	$284.4	$224.5	$59.9	26.7%
Gross profit	44.6	35.3	9.3		130.6	98.0	32.6
Selling, general and administrative expense	22.2	18.2	4.0		65.7	48.0	17.7
Intangible amortization expense	1.9	1.6	0.3		5.7	2.3	3.4
Income	$20.5	$15.5	$5.0	32.3%	$59.2	$47.7	$11.5	24.1%
as a percent of revenues	21.0%	18.4%		260 bps	20.8%	21.2%		-40 bps

Engineered Solutions reportable segment

Revenues	$121.1	$124.8	$(3.7)	(3.0)%	$398.1	$388.0	$10.1	2.6%
Gross profit	18.2	18.8	(0.6)		66.0	60.8	5.2
Selling, general and administrative expense	12.3	12.3	—		39.1	37.1	2.0
Income	$5.9	$6.5	$(0.6)	(9.2)%	$26.9	$23.7	$3.2	13.5%
as a percent of revenues	4.9%	5.2%		-30 bps	6.8%	6.1%		70 bps

All Other

Revenues	$6.0	$21.4	$(15.4)	(72.0)%	$(1.1)	$81.7	$(82.8)	(101.3)%
Gross profit	(1.6)	(4.2)	2.6		(26.5)	(4.3)	(22.2)
Selling, general and administrative expense	4.1	3.8	0.3		11.8	12.1	(0.3)
Intangible amortization expense	—	—	—		—	0.1	(0.1)
Loss	$(5.7)	$(8.0)	$2.3	28.8%	$(38.3)	$(16.5)	$(21.8)	(132.1)%

Consolidated Revenues	$364.8	$362.5	$2.3	0.6%	$1,080.8	$1,093.6	$(12.8)	(1.2)%
Consolidated Segment Income	42.9	29.6	13.3	44.9%	105.1	107.6	(2.5)	(2.3)%
as a percent of revenues	11.8%	8.2%		360 bps	9.7%	9.8%		-10 bps

Total segment income	$42.9	$29.6	$13.3		$105.1	$107.6	$(2.5)
Corporate expense	10.0	10.5	(0.5)		32.9	34.8	(1.9)
Long-term incentive compensation expense	3.3	4.3	(1.0)		10.1	12.4	(2.3)
Special charges, net	2.0	1.0	1.0		3.4	4.6	(1.2)
Other operating expenses	—	—	—		1.8	—	1.8
Loss on sale of dry cooling business	—	0.4	(0.4)		—	0.4	(0.4)
Consolidated operating income	$27.6	$13.4	$14.2	106.0%	$56.9	$55.4	$1.5	2.7%
as a percent of revenues	7.6%	3.7%		390 bps	5.3%	5.1%		20 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$21.5	$6.6	$39.9	$42.0
Less: Gain (loss) from discontinued operations, net of tax	0.3	(0.2)	(1.3)	3.1
Income from continuing operations	21.2	6.8	41.2	38.9
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	2.0	1.0	3.4	4.6
Gain on change in fair value of equity security	—	—	(7.9)	—
Deferred and other income taxes	3.9	0.5	8.3	6.6
Depreciation and amortization	8.1	7.9	24.7	21.3
Pension and other employee benefits	2.5	1.3	7.6	5.1
Long-term incentive compensation	3.3	4.3	10.1	12.4
Other, net	0.6	0.8	1.2	1.5
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	23.6	8.8	94.6	19.9
Inventories	(0.5)	(1.4)	(18.5)	(6.2)
Accounts payable, accrued expenses and other	(18.4)	(19.3)	(88.2)	(86.7)
Cash spending on restructuring actions	(1.0)	(1.5)	(3.2)	(2.4)
Net cash from continuing operations	45.3	9.2	73.3	15.0
Net cash used in discontinued operations	(2.0)	(0.6)	(3.5)	(1.7)
Net cash from operating activities	43.3	8.6	69.8	13.3

Cash flows used in investing activities:
Proceeds from company-owned life insurance policies, net	3.5	—	5.9	0.2
Business acquisitions, net of cash acquired	(10.0)	—	(87.2)	(182.6)
Net proceeds from sale of assets	—	(0.6)	5.5	9.5
(Increase) decrease in restricted cash	(0.2)	0.3	(0.2)	0.3
Capital expenditures	(4.5)	(2.6)	(10.7)	(8.0)
Net cash used in continuing operations	(11.2)	(2.9)	(86.7)	(180.6)
Net cash from discontinued operations	—	1.2	—	3.6
Net cash used in investing activities	(11.2)	(1.7)	(86.7)	(177.0)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	30.8	28.4	132.4	157.4
Repayments under senior credit facilities	(40.8)	(43.6)	(127.6)	(76.6)
Borrowings under trade receivables financing arrangement	10.0	28.0	55.0	60.0
Repayments under trade receivables financing arrangement	(20.0)	(23.0)	(64.0)	(33.0)
Net borrowings (repayments) under other financing arrangements	1.0	(0.9)	3.7	(2.0)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	0.6	—	(4.2)	(3.0)
Net cash from (used in) continuing operations	(18.4)	(11.1)	(4.7)	102.8
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(18.4)	(11.1)	(4.7)	102.8
Change in cash and equivalents due to changes in foreign currency exchange rates	1.0	(0.6)	2.1	(1.5)
Net change in cash and equivalents	14.7	(4.8)	(19.5)	(62.4)
Consolidated cash and equivalents, beginning of period	34.6	66.7	68.8	124.3
Consolidated cash and equivalents, end of period	$49.3	$61.9	$49.3	$61.9

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Nine months ended
September 28, 2019
Beginning cash and equivalents	$68.8
Cash from continuing operations	73.3
Capital expenditures	(10.7)
Proceeds from company-owned life insurance policies, net	5.9
Increase in restricted cash	(0.2)
Net proceeds from assets sales	5.5
Business acquisitions, net of cash acquired	(87.2)
Borrowings under senior credit facilities	132.4
Repayments under senior credit facilities	(127.6)
Net repayments under other financing arrangements	(5.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(4.2)
Cash used in discontinued operations	(3.5)
Change in cash due to changes in foreign currency exchange rates	2.1
Ending cash and equivalents	$49.3

	Debt at				Debt at
	December 31, 2018	Borrowings	Repayments	Other	September 28, 2019
Revolving loans	$6.4	$132.4	$(118.8)	$—	$20.0
Term loan	350.0	—	(8.8)	—	341.2
Trade receivables financing arrangement	23.0	55.0	(64.0)	—	14.0
Other indebtedness	4.3	4.4	(0.7)	1.2	9.2
Less: Deferred financing costs associated with the term loan	(1.9)	—	—	0.4	(1.5)
Totals	$381.8	$191.8	$(192.3)	$1.6	$382.9

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended September 28, 2019
	HVAC	Detection & Measurement	Engineered Solutions

Net Revenue Growth (Decline)	6.1%	15.8%	(3.0)%

Exclude: Foreign Currency	(0.6)%	(1.0)%	—%

Exclude: Acquisitions	2.5%	6.6%	—%

Organic Revenue Growth (Decline)	4.2%	10.2%	(3.0)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Consolidated revenue	$364.8	$362.5	$1,080.8	$1,093.6

Exclude: "All Other" operating segments(1)	6.0	21.4	(1.1)	81.7

Adjusted consolidated revenue	$358.8	$341.1	$1,081.9	$1,011.9

Total segment income	$42.9	$29.6	$105.1	$107.6

Exclude: "All Other" operating segments(1)	(5.7)	(8.0)	(38.3)	(16.5)

Exclude: One time acquisition related costs (2)	—	(2.5)	(2.2)	(4.4)

Exclude: Amortization expense (3)	(2.0)	(1.7)	(6.0)	(2.7)

Adjusted segment income	$50.6	$41.8	$151.6	$131.2
as a percent of adjusted revenues (4)	14.1%	12.3%	14.0%	13.0%

HVAC REPORTABLE SEGMENT:
	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
HVAC segment income	$22.2	$15.6	$57.3	$52.7

Exclude: One time acquisition related costs	—	—	—	—

Exclude: Amortization expense (3)	(0.1)	(0.1)	(0.3)	(0.3)

HVAC adjusted segment income	$22.3	$15.7	$57.6	$53.0
as a percent of HVAC segment revenues (4)	15.9%	11.9%	14.4%	13.3%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Detection & Measurement segment income	$20.5	$15.5	$59.2	$47.7

Exclude: One time acquisition related costs (2)	—	(2.5)	(2.2)	(4.4)

Exclude: Amortization expense (3)	(1.9)	(1.6)	(5.7)	(2.3)

Detection & Measurement adjusted segment income	$22.4	$19.6	$67.1	$54.4
as a percent of Detection & Measurement segment revenues (4)	23.0%	23.3%	23.6%	24.2%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are now being reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) Represents additional "Cost of products sold" recorded during the nine months ended September 28, 2019 related to the step-up of inventory (to fair value) acquired in connection with the Sabik acquisition and recorded during the three and nine months ended September 29, 2018 related to the Schonstedt and Cues acquisitions.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Operating income	$27.6	$13.4	$56.9	$55.4

Exclude:
Aggregate operating losses of the South Africa and Heat Transfer businesses (1)	(7.1)	(8.8)	(40.6)	(20.3)

One-time acquisition related costs (2)	(0.4)	(2.8)	(4.4)	(7.1)

Other operating expenses (3)	—	(0.4)	(1.8)	(0.4)

Amortization expense (4)	(2.0)	(1.7)	(6.0)	(2.6)

Adjusted operating income	$37.1	$27.1	$109.7	$85.8
as a percent of adjusted revenues (5)	10.3%	7.9%	10.1%	8.5%

(1) Represents the removal of the financial results of these businesses, inclusive of "special charges" of $1.4 and $0.8 during the three months ended September 28, 2019 and September 29, 2018, respectively, and $2.3 and $4.0 during the nine months ended September 28, 2019 and September 29, 2018, respectively.

(2) Represents one-time acquisition related costs during the three months ended September 28, 2019 and September 29, 2018 associated with (i) inventory step-up of $0.0 and $2.5, respectively, and (ii) integration and transaction costs of $0.4 and $0.3, respectively, and one-time acquisition related costs during the nine months ended September 28, 2019 and September 29, 2018 associated with (i) inventory step-up of $2.2 and $4.4, respectively, and (ii) integration and transaction costs of $2.2 and $2.7, respectively.

(3) Represents charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business, with such revision resulting from settlement activity during the third quarter of 2018 and first quarter of 2019.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 28, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$42.9	$7.7	$50.6
Corporate expense (2)	(10.0)	0.2	(9.8)
Long-term incentive compensation expense	(3.3)	—	(3.3)
Special charges, net (3)	(2.0)	1.6	(0.4)
Operating income	27.6	9.5	37.1

Other income, net (4)	1.0	0.9	1.9
Interest expense, net (5)	(4.6)	(0.1)	(4.7)
Income from continuing operations before income taxes	24.0	10.3	34.3
Income tax provision (6)	(2.8)	(4.3)	(7.1)
Income from continuing operations	21.2	6.0	27.2

Dilutive shares outstanding	45.176		45.176

Earnings per share from continuing operations	$0.47		$0.60

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($5.7) and (ii) amortization expense associated with acquired intangible assets ($2.0).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of restructuring charges associated primarily with the South Africa and Heat Transfer businesses.

(4) Adjustment represents the removal of (i) non-service pension and postretirement charges ($1.0) and (ii) removal of foreign currency gains associated with the South African projects ($0.1).

(5) Adjustment represents the removal of interest income associated with the South African projects.

(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain discrete income tax benefits.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 29, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$29.6	$12.2	$41.8
Corporate expense (2)	(10.5)	0.3	(10.2)
Long-term incentive compensation expense	(4.3)	—	(4.3)
Special charges, net (3)	(1.0)	0.8	(0.2)
Loss on sale of dry cooling	(0.4)	0.4	—
Operating income	13.4	13.7	27.1

Other income, net (4)	0.7	0.5	1.2
Interest expense, net	(5.6)	—	(5.6)
Income from continuing operations before income taxes	8.5	14.2	22.7
Income tax provision (5)	(1.7)	(3.6)	(5.3)
Income from continuing operations	6.8	10.6	17.4

Dilutive shares outstanding	44.904		44.904

Earnings per share from continuing operations	$0.15		$0.39

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($8.0), (ii) inventory step-up charges related to the Cues acquisition ($2.5), and (iii) amortization expense associated with acquired intangible assets ($1.7).

(2) Adjustment primarily represents removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the Heat Transfer business.

(4) Adjustment represents removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of tax charges associated with the impact of U.S. tax reform.